                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission
     Only (as Permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                MAREX.COM, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                (MAREX.COM LOGO)
                      2701 SOUTH BAYSHORE DRIVE, 5TH FLOOR
                              MIAMI, FLORIDA 33133
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 25, 2000

                             ---------------------

     The Annual Meeting of Shareholders (the "Annual Meeting") of Marex.com, Inc. (the "Company") will be held at The Grand Bay Hotel, 2669 South Bayshore Drive, Miami, Florida 33133, on Thursday, May 25, 2000, at 10:00 a.m., for the following purposes:

          (1) To elect directors of the Company, each to serve until the 2001 Annual Meeting or until his successor has been duly elected and qualified;

          (2) To ratify the appointment of Arthur Andersen LLP as independent certified public accountants of the Company for the year ending December 31, 2000; and

          (3) To transact any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on April 11, 2000 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

     Whether or not you expect to be present, the Company requests that you sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope. No postage is required if mailed in the United States.

     All shareholders are cordially invited to attend the Annual Meeting.

                                           By Order of the Board of Directors,

                                           /s/ David A. Schwedel
                                           -------------------------------------
                                           DAVID A. SCHWEDEL
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer

Miami, Florida
April 17, 2000

                                MAREX.COM, INC.
                      2701 SOUTH BAYSHORE DRIVE, 5TH FLOOR
                              MIAMI, FLORIDA 33133

                             ---------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 25, 2000

                             ---------------------

     Marex.com, Inc., a Florida corporation (the "Company"), is furnishing this Proxy Statement to its shareholders in connection with the solicitation of proxies to be voted at an Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held on Thursday, May 25, 2000 at 10:00 a.m. Proxies will be used for the following purposes: (1) to elect directors of the Company, each to serve until the 2001 Annual Meeting or until his successor has been duly elected and qualified; (2) to ratify the appointment of Arthur Andersen LLP as independent certified public accountants of the Company for the year ending December 31, 2000; and (3) to transact any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof. The approximate date on which this Proxy Statement and accompanying form of proxy will first be sent to the Company's shareholders is April 17, 2000.

     THIS SOLICITATION IS MADE ON BEHALF OF THE COMPANY BY THE BOARD OF DIRECTORS OF THE COMPANY (the "Board of Directors" or the "Board"). Costs of the solicitation will be paid by the Company. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to shareholders.

     Holders of record of Common Stock, par value $.01 per share (the "Common Stock"), and of Series A1 Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company as of the close of business on April 11, 2000 are entitled to receive notice of, and to vote at, the Annual Meeting. The outstanding Common Stock and Preferred Stock are the only classes of securities of the Company entitled to vote at the Annual Meeting. Each share of Common Stock entitles its holder to one vote and each share of Preferred Stock entitles its holder to 7.69 votes. Shareholders are not permitted to cumulate their shares for the purpose of voting. At the close of business on April 11, 2000, there were 6,423,806 shares of Common Stock and 210,000 shares of Preferred Stock issued and outstanding.

     Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received in time to be voted at the Annual Meeting (and not revoked before they are voted) will be voted "FOR" (i) the election of the five (5) nominees for director recommended by the Board, and (ii) the ratification of the appointment of Arthur Andersen LLP as independent certified public accountants of the Company for the year ending December 31, 2000. If any other business properly comes before the Annual Meeting and is submitted to a vote of shareholders, then proxies received by the Board of Directors will be voted in accordance with the best judgment of the designated proxy holders. A shareholder may revoke his or her proxy at any time before exercise by delivering to the Secretary of the Company a written notice of such revocation, by filing with the Secretary of the Company a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

     Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the shares cast at the Annual Meeting, providing a quorum is present. The five nominees who receive the greatest number of votes cast in this manner will become directors upon the tabulation of votes. The ratification of the appointment of Arthur Andersen LLP as independent certified public accountants of the Company for the year ending December 31, 2000 and all other proposals which properly come before the

Annual Meeting will be approved by a favorable vote where the number of shares voted for the proposal exceed the number of shares voted against said proposal at the Annual Meeting, providing that a quorum is present.

     The principal executive offices of the Company are located at 2701 South Bayshore Drive, 5th Floor, Miami, Florida 33133. The Company's telephone number is (305) 285-2003.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Company's Board is currently comprised of five directors. Directors are elected by the shareholders at each annual meeting of shareholders to serve until the subsequent annual meeting or until their successors are duly elected and qualified. The Board held four meetings and took action three times by unanimous written consent during 1999. No director attended fewer than 75% of the aggregate of (i) the meetings held by the Board, and (ii) the meetings of any Board Committee on which he served.

DIRECTORS/NOMINEES

     The names of the nominees for election to the Board of Directors at the Meeting, and certain information about them, are included below. All director nominees have consented to serve, if elected.

NAME                                                AGE   TITLE
----                                                ---   -----
David A. Schwedel.................................  34    Chairman of the Board of Directors, President and
                                                          Chief Executive Officer
Daniel F. Gallagher...............................  53    Director(1)(2)
George Glazer.....................................  69    Director(2)
Robert C. Harris, Jr..............................  53    Director
Roger Trombino....................................  60    Director(1)

---------------

(1) Member of Audit Committee
(2) Member of Compensation Committee

     Mr. Schwedel has served as Chairman of the Board of Directors, President and Chief Executive Officer of the Company since 1992, when he founded the Company. Mr. Schwedel has over 15 years experience in the marine industry as well as over 10 years of hands-on experience in business development and corporate communications.

     Mr. Gallagher has served as a Director of the Company since November 1997. For more than 25 years, Mr. Gallagher has been with GTE in various management capacities and currently serves as Assistant Vice President of Business Development for GTE Technology Organization.

     Mr. Glazer has served as a Director of the Company since February 1998. Since 1997, Mr. Glazer has served as the President of Broadcast Media, Inc., a public relations agency. From 1970 to 1997, Mr. Glazer served in various management capacities and as Senior Vice President and Executive Director of worldwide broadcast and satellite services of Hill & Knowlton, an international public affairs and public relations firm.

     Mr. Harris has served as a Director of the Company since March 2000. Mr. Harris is a Senior Managing Director at Bear, Stearns & Co. Inc. and head of West Coast Technology Banking for the firm. From 1989 to 1997, he was co-founder and Managing Director of Unterberg Harris, an investment banking and money management advisory firm. Mr. Harris also co-managed the Unterberg Harris Multimedia Fund. Mr. Harris is a member of the board of directors of MDSI Mobile Data Solution, Inc., SoftNet Systems, Inc., and NBC Internet, Inc.

     Mr. Trombino has served as a Director of the Company since 1992. Mr. Trombino is a co-founder, and has served as the Vice President since 1996, of Independent Purchasing Cooperative, Inc., a buying organization which services Subway fast food franchises. Prior to that, he was an independent business consultant for ten years. Mr. Trombino has served on the board of directors of the Bon Secours Health System and of several charitable organizations.

BOARD COMMITTEES

     The Audit Committee of the Board (the "Audit Committee") has the responsibility to review audited financial statements and accounting practices of the Company, and to consider and recommend the employment of, and approve the fee arrangements with, independent certified public accountants for both audit functions and for advisory and other consulting services. The Audit Committee held two meetings during 1999. The Audit Committee is currently comprised of Messrs. Gallagher and Trombino (Chairman).

     The Compensation Committee of the Board (the "Compensation Committee") reviews and approves the compensation and benefits for the Company's key executive officers, administers the Company's employee benefit plans and makes recommendations to the Board regarding such matters. The Compensation Committee held one meeting during 1999. The Compensation Committee is currently comprised of Messrs. Gallagher and Glazer (Chairman).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No officer, former officer, employee or former employee served as a member of the Compensation Committee during 1999. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

DIRECTOR COMPENSATION

     Directors do not receive any cash fees for their service on the Board or any Board Committees, but are entitled to reimbursement of all reasonable out-of-pocket expenses incurred in connection with their attendance at Board and Board Committee meetings. They are also eligible for participation in the Company's Amended and Restated 1997 Stock Option Plan and the Company's 1996 Incentive Stock Option Plan, as described below. Messrs. Gallagher, Glazer, Harris and Trombino have each been granted 150,000 options under these plans.

     THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS

                                 PROPOSAL NO. 2

  RATIFICATION OF THE APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Audit Committee has the responsibility to recommend to the Board annually, and at other appropriate times, the selection, retention or termination of the Company's independent certified public accountants. The Audit Committee has appointed Arthur Andersen LLP to audit and express an opinion on the Company's financial statements for 2000, and this firm has advised the Company that it is willing to serve. The Board has approved this appointment, and the shareholders are being asked to ratify this selection. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions.

     THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 11, 2000, certain information known by the Company with respect to the ownership of shares of capital stock of the Company as to (i) all persons who are beneficial owners of more than 5% of any class of capital stock of the Company, (ii) each director of the Company,
(iii) each executive officer of the Company, and (iv) the directors and executive officers of the Company as a group. The percentage ownership is based on 6,423,806 shares of Common Stock and 210,000 shares of Preferred Stock outstanding as of April 11, 2000. Options to purchase shares of Common Stock which are exercisable within 60 days of April 11, 2000 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

                                                                AMOUNT OF BENEFICIAL OWNERSHIP
                                                                              OF
                                                                         COMMON STOCK
                                                              ----------------------------------
                                                                                   PERCENTAGE OF
                                                                 TOTAL SHARES       OUTSTANDING
NAME OF BENEFICIAL OWNER                                      BENEFICIALLY OWNED      SHARES
------------------------                                      ------------------   -------------
David A. Schwedel(1)........................................      2,674,000(2)         36.0%
Michelle M. Miller(1).......................................         45,000(3)            *
Timothy W. Richardson(1)....................................         40,000(4)            *
Kenbian A. Ng(1)............................................         38,000(5)            *
Roger Trombino(1)...........................................        126,000(6)          1.9%
Daniel F. Gallagher(1)......................................        126,000(6)          1.9%
George Glazer(1)............................................        120,000(7)          1.8%
Robert C. Harris, Jr.(1)....................................         55,000(8)            *
All executive officers and directors(1) (8 persons).........      3,224,000(9)         40.5%

5% SHAREHOLDERS:

DAL Securities, Ltd.........................................        321,429             5.0%
  22 Grenville Street, PO Box 897
  Jersey

Clifford Grossman...........................................        521,800(10)         8.1%
  550 Brickell Avenue, Penthouse 2
  Miami, FL 33131

Wien Family Holdings, L.P...................................        628,000(11)         9.8%
  925 Arthur Godfrey Road, 205
  Miami Beach, FL 33141

Brown Simpson Strategic Growth Fund, Ltd....................        500,000(12)         7.2%
  Brown Simpson Asset Management, LLC
  152 West 57th Street, 40th Floor
  New York, NY 10029

---------------

   * Less than 1%.
 (1) Address is c/o the Company's principal offices at 2701 South Bayshore Drive, 5th Floor, Miami, Florida 33133.
 (2) Includes (i) fully vested options held by Mr. Schwedel to purchase 1,010,000 shares of Common Stock, (ii) warrants issued to DAS Consulting, Inc., a corporation wholly owned by David Schwedel, exercisable at any time for 3,000 shares of Common Stock and (iii) 1,659,000 shares held by DAS Family Holdings, L.P., a Delaware limited partnership whose partnership interests are owned by Mr. Schwedel's living trust.
 (3) Consists of fully vested options to purchase 45,000 shares of Common Stock.
 (4) Consists of fully vested options to purchase 40,000 shares of Common Stock.
 (5) Consists of fully vested options to purchase 38,000 shares of Common Stock.
 (6) Consists of fully vested options to purchase 126,000 shares of Common
     Stock.
 (7) Consists of fully vested options to purchase 120,000 shares of Common
     Stock.
 (8) Includes fully vested options to purchase 30,000 shares of Common Stock.
 (9) Consists of fully vested options to purchase 1,535,000 shares of Common Stock and warrants exercisable at any time for 3,000 shares of Common Stock.
(10) Based on information contained in a schedule 13G filed with the SEC for November 22, 1999, Mr. Grossman has sole power to vote and dispose of 521,800 shares of Common Stock including, 44,500 shares owned by CG Capital Corp., 288,000 shares owned by CG Delaware Holdings, L.P., and 1,000 shares owned by DAS Delaware Ventures Limited Partnership. Mr. Grossman is also the trustee with respect to 68,000 shares of Common Stock held by various trusts, and claims no pecuniary interest in such shares.

(11) These shares are held by the Wien Family Holdings Limited Partnership. Mr. Wien, a private investor, is the general partner of the partnership and has both voting and investment power over the partnership. The number reflected includes warrants exercisable at any time for 3,000 shares of Common Stock.
(12) Consists of 65,000 shares of Preferred Stock that is convertible into 500,000 shares of Common Stock.

                                                                AMOUNT OF BENEFICIAL OWNERSHIP
                                                                              OF
                                                                       PREFERRED STOCK
                                                              ----------------------------------
                                                                                   PERCENTAGE OF
                                                                 TOTAL SHARES       OUTSTANDING
NAME OF BENEFICIAL OWNER                                      BENEFICIALLY OWNED      SHARES
------------------------                                      ------------------   -------------
Brown Simpson Strategic Growth Fund, Ltd....................         65,000            31.0%
  Brown Simpson Asset Management, LLC
  152 West 57th Street, 40th Floor
  New York, NY 10029

Brown Simpson Strategic Growth Fund, L.P....................         35,000            16.7%
  Brown Simpson Asset Management, LLC
  152 West 57th Street, 40th Floor
  New York, NY 10029

LB I Group, Inc.............................................         25,000            11.9%
  c/o Lehman Brothers, Inc.
  3 World Financial Center
  New York, NY 10285

Royal Bank of Canada........................................         25,000            11.9%
  c/o RBC Dominion Securities
  One Liberty Plaza -- 2nd Floor
  165 Broadway
  New York, NY 10006

Marshall Marex L.P..........................................         25,000            11.9%
  901 North Third Street
  Minnesota, MN 55401

Ford Allen-I, L.P...........................................         25,000            11.9%
  c/o Ford Allen, Inc.
  550 Brickell Ave
  Penthouse II
  Miami, FL 33131

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The Company's executive officers who are not Directors are as follows:

NAME                                     AGE    TITLE
----                                     ---    -----
Michelle M. Miller...................    33     Chief Operating Officer
Kenbian A. Ng........................    32     Chief Financial Officer
Timothy W. Richardson................    36     Chief Information Officer

     Ms. Miller has served as the Chief Operating Officer of the Company since October 1999. From 1997 to 1999, Ms. Miller served as Senior Vice President of Americap LLC, a private equity firm. From 1992 to 1997, Ms. Miller held various management capacities with such companies as Apple Computer, Inc., Columbia Spectrum Management and Friedman, Billings, Ramsey & Co., Inc.

     Mr. Ng has served as the Chief Financial Officer of the Company since March 1999. From 1997 to 1998, Mr. Ng served as the Corporate Controller and most recently as the Chief Financial Officer of Ezcony Interamerica, Inc., a publicly traded company. From 1992 to 1997, Mr. Ng was an associate with the accounting firm of Arthur Andersen LLP.

     Mr. Richardson has served as the Chief Information Officer of the Company since June 1999. From 1997 to 1999, Mr. Richardson was Senior Vice President and Chief Information Officer of the Gale Group, a division of Thomson Corp. From 1996 to 1997, Mr. Richardson served as Vice President, Strategic Accounts with the consulting firm of B.R. Blackmarr & Associates. From 1992 to 1996, Mr. Richardson served as Director of Internet Services for DataTimes, Inc.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following is the aggregate annual remuneration of the Company's executive officers for the lesser of: (i) the last three fiscal years, or (ii) the executive officer's tenure with the Company.

                                                                                         LONG-TERM COMPENSATION
                                                                                    ---------------------------------
                                                          ANNUAL COMPENSATION               AWARDS            PAYOUTS
                                                      ---------------------------   -----------------------   -------
                                                                           OTHER                 SECURITIES
                                                                          ANNUAL    RESTRICTED     UNDER-               ALL OTHER
                                                                          COMPEN-     STOCK        LYING       LTIP      COMPEN-
                                                      SALARY     BONUS    SATION     AWARD(S)     OPTIONS     PAYOUTS    SATION
NAME AND PRINCIPAL POSITION                    YEAR     ($)       ($)     ($)(3)       ($)          (#)         ($)        ($)
---------------------------                    ----   -------   -------   -------   ----------   ----------   -------   ---------
David A. Schwedel............................  1999   130,000   165,000      --          --       230,000        --          --
  Chief Executive Officer                      1998    75,000        --      --          --            --        --          --
  and President                                1997    75,000        --      --          --       450,000        --          --

Michelle M. Miller...........................  1999    39,981    19,663      --          --       225,000        --      35,000(1)
  Chief Operating Officer

Kenbian A. Ng................................  1999    80,385    39,583      --          --        95,000        --          --
  Chief Financial Officer

Timothy W. Richardson........................  1999    86,308    42,213      --          --       200,000        --      35,750(2)
  Chief Information Officer

---------------

(1) Consists of a sign on bonus paid in two equal installments of $17,500.
(2) Consists of a relocation allowance.
(3) Personal benefits received do not exceed $50,000 or 10% of such officer's salary and bonus for the years reported.

  Option Grants In Last Fiscal Year

     The following table sets forth option grants to the Company's executive officers during the year ended December 31, 1999:

                                                                                                           POTENTIAL REALIZABLE
                                                                                                             VALUE AT ASSUMED
                                                                                                                  ANNUAL
                                                                                                           RATE OF STOCK PRICE
                                                                                                         APPRECIATION FOR OPTION
                                                                    INDIVIDUAL GRANTS                            TERM(1)
                                                   ---------------------------------------------------   ------------------------
                                                    NUMBER OF     PERCENT OF
                                                   SECURITIES    TOTAL OPTIONS   EXERCISE
                                                   UNDERLYING     GRANTED TO     OR BASE
                                                     OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION
NAME                                                 GRANTED      FISCAL YEAR     ($/SH)       DATE         5%            10%
----                                               -----------   -------------   --------   ----------   ---------    -----------
David A. Schwedel................................    230,000         22.7%        10.44       7/9/04      663,407      1,465,957
Michelle M. Miller...............................    225,000         22.2%         8.38      10/6/04      520,929      1,151,117
Kenbian A. Ng....................................     95,000          9.4%         9.94       3/1/04      260,893        576,505
Timothy W. Richardson............................    200,000         19.8%         9.91      6/25/04      547,590      1,210,031

---------------

(1) The 5% and 10% assumed annual rate of stock price appreciation are set forth by the Securities and Exchange Commission and therefore, are not intended to forecast possible future appreciation.

  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table provides information about the number of aggregated option exercises during the last fiscal year and value of options held by the Company's executive officers at December 31, 1999:

                                                                        NUMBER OF SECURITIES
                                                                             UNDERLYING               VALUE OF UNEXERCISED
                                                                       UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                                              SHARES                     FISCAL YEAR-END(#)         AT FISCAL YEAR-END($)(1)
                                             ACQUIRED      VALUE     ---------------------------   ---------------------------
NAME                                        ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                        -----------   --------   -----------   -------------   -----------   -------------
David A. Schwedel.........................      --          --        1,010,000        90,000       6,483,400       700,700
Michelle M. Miller........................      --          --           45,000       180,000          33,975       135,900
Kenbian A. Ng.............................      --          --           19,000        76,000              --            --
Timothy W. Richardson.....................      --          --           40,000       160,000              --            --

---------------

(1) The option value is based on the difference between the fair market value of the shares on December 31, 1999, which was $9.13 per share, and the option exercise price per share, multiplied by the number of shares of Common Stock subject to the option.

EMPLOYMENT CONTRACTS

     David A. Schwedel has an employment agreement with the Company effective on January 1, 1999. Under the agreement, the Company will pay Mr. Schwedel a minimum annual salary of $160,000 and $225,000 during the years ended December 31, 2000 and 2001, respectively, and a minimum annual salary of $265,000 during each of the years ended December 31, 2002, 2003 and 2004.

STOCK OPTION PLANS

     1996 Incentive Stock Option Plan. The Company's 1996 Incentive Stock Option plan, as amended, allows the Company to issue, in the aggregate, options for up to 900,000 shares of the Company's Common Stock to selected employees. The options may be exercised at a price that is the greater of one dollar per share, the fair market value of the Common Stock on the date of grant, or the book value per share on the date of grant. Each option is 100% vested as of the date of the grant and expires on the fifth anniversary of the date of grant unless terminated earlier. As of April 11, 2000, 710,000 options had been awarded and were outstanding under the 1996 Incentive Stock Option Plan.

     Amended and Restated 1997 Stock Option Plan. The Company's Amended and Restated Plan, allows the Company to issue, in the aggregate, options for up to 4,000,000 shares of the Company's Common Stock to selected employees, directors or consultants of the Company. The options may be exercised at a price that is the greater of thirty-three cents per share, the fair market value of the Common Stock on the date of grant, or the book value per share on the date of grant. The options vest over a period of four years with an initial vesting of 20% on the date of grant and an additional 20% vesting on each anniversary thereafter. Each option shall expire on the fifth anniversary of the date of grant unless terminated earlier. As of April 11, 2000, 2,745,200 options had been awarded and 1,991,200 options were outstanding under the Amended and Restated 1997 Stock Option Plan.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Company's executive compensation program is designed to: (i) attract and retain high-performing executives; (ii) focus executives on increasing shareholder value by awarding them stock-based compensation directly linked to improvements in shareholder return; (iii) compensate executives based on the Company's performance relative to its competitors and improvements in the Company's performance over time; and (iv) create a performance-oriented environment in which executives can earn increased levels of compensation by achieving superior annual and long-term business results. The compensation program for executive officers consists of three principal elements: (i) salaries; (ii) annual discretionary incentive bonuses; and (iii) stock options. The compensation program is designed to set total compensation opportunity (salary, annual bonus and stock options) at a level that is competitive with the median level of total compensation paid to similarly positioned executives at comparable companies.

     The Compensation Committee reviews salaries annually. Salaries are based on the competitive marketplace for comparable jobs. Individual salaries are determined by the Compensation Committee after evaluating the executive's experience, level and scope of responsibility within the Company, and individual performance.

     Annual discretionary bonus opportunities induce executive officers to achieve financial and strategic goals which are directly linked with the development of the Company. Under the bonus plan, the Compensation Committee determines the amount of the bonus based on the achievement of the financial and strategic goals and other relevant factors. The Compensation Committee has discretion to pay less than the maximum amount permitted by the bonus plan.

     The Company awards stock options to better align the interests of its executive officers with those of its shareholders in increasing shareholder value. Stock options are granted at no less than 100% of the fair market value of the Company's Common Stock on the date of grant. Under the Amended and Restated 1997 Stock Option Plan, options vest over a four-year period. Because stock options provide value only in the event of share price appreciation, the Compensation Committee believes stock options represent an important component of the Company's executive compensation program.

     The Company's Chief Executive Officer received an increase in salary in connection with his yearly salary review. This increase was awarded to bring the Chief Executive Officer's total compensation opportunity (salary, annual discretionary bonus and stock options) at a competitive median level. The Compensation Committee measured the Chief Executive Officer's performance during 1999 based on the successful completion of $7 million in equity financing, development of the Company's operations, and initiatives that will create long-term shareholder value. Mr. Schwedel was granted a stock option in 1999 for 230,000 shares of the Company's Common Stock at 100% of the fair market value at the date of grant. The amount of the grant was determined to maintain Mr. Schwedel's total compensation opportunity at a competitive median level.

                                        The Compensation Committee:

                                          George Glazer, Chairman
                                          Daniel F. Gallagher, Director

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock between February 4, 1998 (the date the Company's Common Stock commenced public trading) and December 31, 1999, with the cumulative total shareholder return of companies comprising the Nasdaq Stock Market (U.S.) Index and the Hambrecht & Quist Internet Index. The graph assumes an initial investment of $100 and reinvestment of all dividends.

                COMPARISON OF 23-MONTH CUMULATIVE TOTAL RETURNS*
          AMONG MAREX.COM, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
                    AND THE HAMBRECHT & QUIST INTERNET INDEX

                                                                              NASDAQ STOCK MARKET      HAMBRECHT & QUIST INTERNET
                                                    MAREX.COM, INC.              (U.S.) INDEX                    INDEX
                                                    ---------------           -------------------      --------------------------
Feb. 4, 1998                                           $100.00                     $100.00                      $100.00
Dec. 31, 1998                                           659.00                      137.00                       146.00
Dec. 31, 1999                                           531.00                      247.00                       326.00

* Reflects $100 invested on February 4, 1998 in Marex.com, Inc. stock and each index, including reinvestment of dividends.

                                 SECTION 16(a)
                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     All filing requirements applicable to the officers, directors and beneficial 10% shareholders of the Company under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") were complied with except that Daniel F. Gallagher, Roger Trombino, David A. Schwedel, George Glazer, Michelle M. Miller, Timothy W. Richardson, Leonard Wien, Roger Baumann, and Kenbian A. Ng each made a late filing on Form 3 upon becoming subject to Section 16(a). Also Messrs. Gallagher and Trombino failed to report one transaction on a timely basis in making a late filing on Form 4, and Mr. Schwedel failed to report two transactions on a timely basis in making two late filings on Form 4.

                             SHAREHOLDER PROPOSALS

     As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

     Under the Company's bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting (which includes shareholder proposals that the Company is required to include in its proxy statement pursuant to Rule 14a-8 under the Exchange Act) or is otherwise brought before the meeting by or at the discretion of the Board or by a shareholder entitled to vote who has delivered notice to the Company (containing certain information specified in the bylaws) not less than 60 or more than 90 days prior to the meeting date. These requirements are separate from and in addition to the Securities and Exchange Commission's requirements that a shareholder must meet in order to have a shareholder proposal included in the Company's proxy statement.

     Shareholders interested in submitting a proposal for inclusion in the proxy materials for the Company's annual meeting of shareholders in 2001 may do so by following the procedures prescribed in Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by the Company's Corporate Secretary no later than December 17, 2000. All proposals and nominations should be directed to the Corporate Secretary, Marex.com, Inc., 2701 South Bayshore Drive, 5th Floor, Miami, Florida 33133. It is urged that any shareholder proposals or nominations be sent certified mail, return-receipt requested.

                                 ANNUAL REPORT

     The Company's 1999 Annual Report to shareholders, including financial statements for the year ended December 31, 1999, is being distributed to all shareholders of the Company together with this Proxy Statement, in satisfaction of the requirements of the SEC. Additional copies of such report are available upon request. Such requests should be directed to Investor Relations, Marex.com, Inc., 2701 South Bayshore Drive, 5th Floor, Miami, Florida 33133.

                                 OTHER MATTERS

     The Company is not aware of any matters that may be presented for action by the shareholders at the Annual Meeting other than those set forth above. If any other matter shall properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

     SHAREHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                        By Order of the Board of Directors,

                                        /s/ David A. Schwedel
                                        ----------------------------------------
                                        DAVID A. SCHWEDEL
                                        Chairman of the Board of Directors,
                                        President and Chief Executive Officer

April 17, 2000
Miami, Florida

                                 MAREX.COM, INC.
                  ANNUAL MEETING OF SHAREHOLDERS--MAY 25, 2000

P        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

R

O The undersigned shareholder of MAREX.COM, INC. does hereby nominate, constitute and appoint David A. Schwedel and Kenbian A. Ng, the true
X and lawful proxies, agents and attorneys of the undersigned, with full power of substitution, to vote for the undersigned all of the Common
Y Stock or Preferred Stock of said corporation standing in the name of the undersigned at the close of business on April 11, 2000 at the Annual Meeting of Shareholders to be held at The Grand Bay Hotel, 2669 South Bayshore Drive, Miami, Florida 33133 on May 25, 2000 at 10:00 a.m. or at any adjournment or postponement thereof, with all of the powers which would be possessed by the undersigned if personally present as follows on the reverse side.

----------                                                          -----------
   SEE                                                                  SEE
  REVERSE                                                              REVERSE
   SIDE           CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE
----------                                                          -----------



[X]   Please mark votes as in this example.

IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR THE PROPOSAL.




1.   Election of Directors.                                  3.   In their discretion, the Proxies are authorized to
                                                                  vote upon such other business as may properly come
     Nominees:                                                    before the meeting.

     David A. Schwedel
     Daniel F. Gallagher
     George Glazer
     Robert C. Harris, Jr.                                   NOTE:  Please sign name exactly as your name (or names)
     Roger Trombino                                                 appears hereon.  When signing as attorney,
                                                                    executor, administrator, trustee or guardian
     [ ] For all nominees except as marked                          please give full title. If more than one trustee,
                                                                    all should sign. All joint owners must sign.
     [ ] Withhold authority to vote for all nominees listed

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,          Signature:_____________________  Date: _____________
STRIKE A LINE THROUGH THAT NOMINEE'S NAME.
                                                                   Signature: ____________________  Date:______________

2.   Proposal to ratify the appointment of Arthur Andersen
     LLP as independent certified public accountants for     PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
     the year ending December 31, 2000.                      IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF
                                                             MAILED IN THE UNITED STATES.

         FOR        AGAINST     ABSTAIN
         [ ]          [ ]          [ ]